Exhibit 3.69

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WELLS REIT II – STERLING COMMERCE, LLC”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF NOVEMBER, A.D. 2006, AT 6:44 O’CLOCK P.M.

	Jeffrey W. Bullock, Secretary of State
4252434 8100	AUTHENTICATION:	7955036
100424834 You may verify this certificate online at corp.delaware.gov/authver.shtml	DATE:	04–26–10

CERTIFICATE OF FORMATION

OF

WELLS REIT II – STERLING COMMERCE, LLC

The undersigned, in order to form Wells REIT II – Sterling Commerce, LLC, as a limited liability company under the Delaware Limited Liability Company Act, hereby certifies to the Secretary of State of the State of Delaware as follows:

1.     The name of the limited liability company is:

Wells REIT II – Sterling Commerce, LLC

2.     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 14, 2006.

/s/ Lucy M. Bowman
Lucy M. Bowman Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 07:14 PM 11/15/2006 FILED 06:44 PM 11/15/2006 SRV 061049590 - 4252434 FILE